EXHIBIT 17

                       JANUS INVESTMENT FUND (the "Trust")

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby makes, constitutes, and appoints Steven R. Goodbarn his true and lawful attorney and agent in his name, place, and stead on his behalf (a) to sign and cause to be filed amendments to the registration statement of the Trust under the Securities Act of 1933, the Investment Company Act of 1940 and the laws and regulations of the various states, if applicable, and all consents and exhibits thereto; (b) to withdraw such registration statement or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statement, and all amendments thereto, which said attorney may deem advisable; and (d) to make, file, execute, amend, and withdraw documents of every kind, and to take other action of whatever kind he may elect, for the purpose of complying with all laws relating to the sale of securities of the Trust, hereby ratifying and confirming all actions of said attorney hereunder, provided that this Power of Attorney is ratified to be effective by the Trustees with respect to each filing or withdrawal of such registration statement and all amendments, consents, and exhibits thereto.

     IN WITNESS WHEREOF, the undersigned has hereby set his hand as of this 20th day of May, 1997.


Signature                     Title                              Date



/s/ Thomas H. Bailey          Chairman,                          May 20, 1997
Thomas H. Bailey              (Principal Executive Officer)
                              President and Trustee